Exhibit 99.1

Access National Announces Q4 Earnings Increase, Dividend Increase and Strategic Leadership Adjustment

RESTON, Va.--(BUSINESS WIRE)--January 26, 2011--Access National Corporation (NASDAQ: ANCX), parent company for Access National Bank, reported fourth quarter net income of $2.2 million, a 10% increase over the $2.0 million recorded in the fourth quarter of 2009. This represents the company’s 42nd consecutive quarterly profit.

The Board of Directors also declared a cash dividend of $0.02 per share for shareholders of record as of February 10, 2011, representing a 100% increase over per share dividends paid in recent periods. The dividend will be paid on February 25, 2011.

Effective today, January 26, 2011, the Board of Directors elected Director James L. (Ted) Jadlos as Chairman, taking the place of the Lead Independent Director and Chairman positions occupied by John W. (Skip) Edgemond and Michael W. Clarke, respectively. Messrs. Edgemond and Clarke remain Directors and Mr. Clarke remains Chief Executive Officer. Mr. Jadlos agreed to expand his outside Director role in light of time availability following the sale of his own business, his increased ownership position, and interest in cultivating and shaping strategic opportunities that serve shareholder value. Mr. Jadlos has served as a Director of the Corporation since it was formed in 2002 and has served as a Director of Access National Bank since 2000.

Return on average assets was 1.08% for the fourth quarter and 0.98% for the year. Return on average equity was 12.60% for the fourth quarter and 10.85% for the year. Book value per common share was $6.96 at December 31, 2010, compared to $6.43 at December 31, 2009, an 8.2% year over year increase.

Earnings per diluted share were $0.22 for the quarter ended December 31, 2010, compared to $0.19 per diluted share in the fourth quarter of 2009. Net income for the year ended December 31, 2010 totaled $7.6 million or $0.72 per diluted share, compared to net income of $9.6 million or $0.92 per diluted share for the year ended December 31, 2009. The decrease in earnings is primarily due to a decrease in income generated from the mortgage banking segment as a result of a 42% decline in year over year origination volume. Net income from the banking segment totaled approximately $5.5 million, up 96% from the prior year.

Assets totaled $831.8 million at December 31, 2010 compared to $666.9, an increase of $164.9 million or 24.7% composed primarily of increases in cash and investment securities.

The company was successful in deploying its loan portfolio strategies in 2010. Access National Bank dominated regional volumes reported for SBA Guaranteed loans. In the quarter ended December 31, 2010, the Small Business Administration (SBA) reported regional loan volume of $24 million for Access National Bank, compared to just $4 million of volume for the second largest bank lender. For the calendar year 2010, SBA reported volume of $35 million for the company compared to $11 million for the second highest volume bank lender. The SBA activity was an important component of a larger focus on expanding core business relationships, upgrading credit and relationship profiles of new accounts and exiting targeted borrowers and loan types. Success in execution is further evidenced by a 30% year over year increase in commercial and industrial loans and a 20% increase in business demand deposit balances Overall, loans held for investment totaled $491.5 million at December 31, 2010 compared to $486.6 million at December 31, 2009. Loans held for sale totaled $82.2 million at December 31, 2010, up $6.0 million from the prior year.

Investment securities totaled $128.7 million at December 31, 2010 compared to $47.8 million at December 31, 2009. The growth in the investment portfolio is attributable to deposit growth and moderate net loan growth. All of the securities purchased in 2010 were government agencies.

Deposits totaled $627.8 million at December 31, 2010 compared to $466.6 million at December 31, 2009. Non-interest-bearing deposit balances totaled approximately $84.0 million compared to $69.8 million at December 31, 2009, a 20% increase.

Non-performing assets (NPAs, including Troubled Debt Restructurings or TDRs) totaled approximately $10.4 million or 1.25% of assets at December 31, 2010, down from $12.1 million or 1.82% of assets at December 31, 2009. NPAs are comprised of non-accrual loans totaling $8.5 million and other real estate owned of $1.9 million. The allowance for loan losses totaled $10.5 million or 2.14% of total loans held for investment as of December 31, 2010, compared to $9.1 million or 1.9% at December 31, 2009.

During the fourth quarter, Access National Mortgage reached settlement arrangements with its two largest mortgage investors wherein payments of $3.75 million were made to release the company from known and unknown repurchase obligations associated with approximately $3 billion of mortgage loans. Loans covered under the agreements included a disproportionate share of the non-prime and wholesale channel loans sold by the company during the applicable period that pose, in the company’s estimation and experience, the greatest repurchase potential. The wholesale and non-prime loan programs were terminated by the company in 2007. After removal of loans covered under the referenced settlement agreements and accounting for repayments, the company estimates approximately $2.9 billion of loans sold with remaining balances outstanding for which there may be potential liability: $1.9 billion in government insured loans, $826 million in prime loans and less than $200 million in non-prime loans.

With respect to ongoing repurchase liability, the company’s loss experience in order of magnitude has been greatest to lowest in non-prime loans, prime loans and government loans, respectively. The company has undertaken an extensive analysis of historical run-off rates, claim rates and loss rates given validated claims, in order to formulate a methodology for evaluating loss potential of claims.

The $3.75 million settlement was paid from the existing allowance for loan losses on mortgage loans sold. The company estimates that its remaining reserve of $2 million is adequate for all current and future exposure on previous period loan sales that are not covered under the referenced agreements. The company continues to apply a loss reserve methodology to current production that results in a provision expense in each period. Since adoption of representation and warranty loss reserve accounting in 2006, the reserve has proven adequate in each period to absorb all validated claims. Following this activity, the mortgage segment contributed net income before tax of $1.7 million or 47% of consolidated earnings for the three months ended December 31, 2010.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	December 31,	December 31,
(In Thousands)	2010	2009
ASSETS

Cash and due from banks	$9,198	$5,965

Interest-bearing balances and federal funds sold	102,709	25,256

Securities available for sale - at fair value	128,745	47,838

Loans held for sale - at fair value	82,244	76,232

Loans held for investment
net of allowance for loan losses of $10,527 and $9,127,
respectively	481,002	477,437

Premises, equipment and land	8,934	8,759

Other assets	18,992	25,392

Total assets	$831,824	$666,879

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$83,972	$69,782

Savings and interest-bearing deposits	158,352	138,988

Time deposits	385,524	257,875

Total deposits	627,848	466,645

Short-term borrowings	80,348	64,249

Long-term borrowings	37,034	46,330

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	8,215	15,691

Total Liabilities	759,631	599,101

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized;
issued and outstanding, 10,376,169,
and 10,537,428 shares, respectively	8,664	8,799

Surplus	17,794	18,552

Retained earnings	47,530	40,377

Accumulated other comprehensive income	(1,795)	50

Total shareholders' equity	72,193	67,778

Total liabilities and shareholders' equity	$831,824	$666,879

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,
(In Thousands Except for Share Data)	2010	2010	2009
INTEREST INCOME
Interest and fees on loans	$8,652	$32,691	$34,334

Interest on federal funds sold and bank balances	38	210	154

Interest on securities	705	2,242	3,038
Total interest income	9,395	35,143	37,526

INTEREST EXPENSE
Interest on deposits	1,728	7,633	10,568

Interest on other borrowings	569	2,481	3,400
Total interest expense	2,297	10,114	13,968
Net interest income	7,098	25,029	23,558

Provision for loan losses	1,495	2,816	6,064
Net interest income after provision for loan losses	5,603	22,213	17,494

NONINTEREST INCOME
Service charges and fees	176	666	536

Gain on sale of loans	8,406	32,501	49,262

Other Income	2,368	1,493	7,168
Total noninterest income	10,950	34,660	56,966

NONINTEREST EXPENSE
Salaries and benefits	5,452	22,047	28,122

Occupancy and equipment	663	2,606	2,497

Other operating expense	6,842	20,118	28,352
Total noninterest expense	12,957	44,771	58,971
Income before income tax	3,596	12,102	15,489

Income tax expense	1,350	4,526	5,854
NET INCOME	$2,246	$7,576	$9,635

Earnings per common share:
Basic	$0.22	$0.72	$0.93
Diluted	$0.22	$0.72	$0.92

Average outstanding shares:
Basic	10,393,762	10,503,383	10,391,348
Diluted	10,423,668	10,525,258	10,432,857

Performance and Capital Ratios

	Three Months	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars In Thousands)	2010	2010	2010	2010	2010	2009

Return on average assets (annualized)	1.08%	1.21%	0.84%	0.74%	0.98%	1.35%
Return on average equity (annualized)	12.60%	13.87%	9.24%	7.01%	10.85%	15.24%
Net interest margin	3.57%	3.36%	3.16%	3.58%	3.41%	3.42%
Efficiency ratio - Bank only	54.98%	58.64%	53.39%	71.71%	59.02%	60.41%
Total equity to assets	8.68%	9.03%	8.91%	10.86%	8.68%	10.16%

Averages
Assets	834,973	802,357	798,037	654,622	772,600	714,970
Loans held for investment	485,710	471,308	469,122	476,713	475,726	490,393
Loans held for sale	107,474	70,913	44,984	31,528	63,868	65,780
Interest bearing deposits & federal funds sold	66,377	88,014	128,864	62,813	86,531	64,128
Investment securities	135,468	127,913	114,061	53,193	107,940	69,758
Earning assets	794,855	757,702	756,754	624,128	733,810	689,153
Interest bearing deposits	529,413	528,590	531,442	400,918	498,028	441,199
Total deposits	611,255	603,460	604,851	468,208	572,138	519,477
Repurchase agreements & federal funds sold	38,620	28,376	25,307	24,356	29,202	23,460
Commercial paper & other short term borrowings	50,402	34,653	34,365	32,775	38,088	41,316
Long-term borrowings	43,757	44,311	44,864	48,828	45,423	56,839
Equity	71,333	70,272	70,112	69,386	69,827	64,054

Banking segment - income before taxes	$2,285	$2,428	$2,586	$1,461	$8,760	$4,225
Mortgage segment - income before taxes	$1,691	$1,939	$575	$778	$4,983	$12,579
Other segments - income before taxes	$(380)	$(442)	$(487)	$(332)	$(1,641)	$(1,315)
Mortgage loan originations (excludes brokered loans)	$263,629	$231,804	$180,365	$148,941	$824,738	$1,517,397
Allowance for losses on mortgage loans sold	$1,991	$4,488	$3,630	$3,768	$1,991	$3,332

Asset Quality Trend Profile

	Twelve Months	Nine Months	Six Months	Three Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended
(Dollars In Thousands)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Total assets	$831,824	$804,838	$790,570	$637,381	$666,879
Total loans held for investment	$491,529	$478,327	$468,883	$469,728	$486,564

Allowance for loan losses - beginning balance	$9,127	$9,127	$9,127	$9,127	$7,462
Charge offs	(2,048)	(1,231)	(974)	(393)	(5,310)
Recoveries	632	505	449	324	911
Net charge offs	(1,416)	(726)	(525)	(69)	(4,399)
Provision for loan losses	2,816	1,321	746	198	6,064
Allowance for loan losses - ending balance	$10,527	$9,722	$9,348	$9,256	$9,127

Allowance for loan losses/loans held for investment	2.14%	2.03%	1.99%	1.97%	1.88%

Delinquent 30 - 90 days	$2,771	$840	$358	$845	$1,267
Percentage of loans delinquent	0.56%	0.18%	0.08%	0.18%	0.26%

Non-accrual loans	$8,561	$6,952	$6,752	$9,447	$7,032
OREO	$1,859	$3,276	$5,334	$4,073	$5,111
Total NPA	$10,420	$10,228	$12,086	$13,520	$12,143
NPA to total assets	1.25%	1.27%	1.53%	2.12%	1.82%
Allowance for loan losses/NPA	101.03%	95.06%	77.35%	68.47%	75.16%

OREO Expense	$2,335	$1,324	$676	$459	$1,497
Gain on sale of OREO	$1,253	$349	$-	$(98)	$-
OREO expense net	$1,082	$975	$676	$557	$1,497

Allowance for losses on mortgage loans sold	$1,991	$4,488	$3,630	$3,768	$3,332
Provision for losses on mortgage loans sold	$3,836	$2,400	$1,100	$500	$5,050

Composition of Loan Portfolio

	December 31, 2010		December 31, 2009
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Commercial	$ 94,765	19.28%	$ 72,628	14.93%
Commercial real estate	218,013	44.35	220,301	45.28
Real estate construction	38,093	7.75	41,508	8.53
Residential real estate	137,771	28.03	150,792	30.99
Consumer and other	2,887	0.59	1,335	0.27
Total loans	$ 491,529	100.00%	$ 486,564	100.00%
Less allowance for loan losses	10,527		9,127
	$ 481,002		$ 477,437

Composition of Deposits

	December 31, 2010		December 31, 2009
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$83,972	13.37%	$69,782	14.95%
Interest-bearing demand deposits	24,548	3.91	25,918	5.56
Savings and money market	110,967	17.67	103,070	22.09
CDARS-reciprocal time deposits	234,221	37.31	41,550	8.90
Brokered deposits	56,356	8.98	129,660	27.79
Time deposits	117,784	18.76	96,665	20.71
Total Deposits	$627,848	100.00%	$466,645	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended,
December 31, 2010
	December 31, 2010			December 31, 2009
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars In Thousands)
Assets:
Interest earning assets:
Securities	$135,294	$705	2.08%	$55,333	$485	3.51%
Loans held for sale	107,474	1,181	4.40%	55,760	712	5.11%
Loans(1)	485,710	7,471	6.15%	487,479	7,704	6.32%
Interest-bearing balances and federal funds sold	66,377	38	0.23%	59,475	42	0.28%
Total interest earning assets	794,855	9,395	4.73%	658,047	8,943	5.44%
Noninterest earning assets:
Cash and due from banks	14,715			7,947
Premises, land and equipment	8,610			12,360
Other assets	26,673			16,023
Less: allowance for loan losses	(9,880)			(8,500)
Total noninterest earning assets	40,118			27,830
Total Assets	$834,973			$685,877

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$25,394	$34	0.54%	$27,169	$55	0.81%
Money market deposit accounts	134,918	241	0.71%	108,792	392	1.44%
Savings accounts	3,820	3	0.31%	4,511	12	1.06%
Time deposits	365,281	1,450	1.59%	276,849	1,822	2.63%
Total interest-bearing deposits	529,413	1,728	1.31%	417,321	2,281	2.19%
Borrowings:
FHLB Advances	8,220	45	2.19%	22,285	238	4.27%
Securities sold under agreements to repurchase and federal funds purchased	38,620	24	0.25%	20,780	24	0.46%
Other short-term borrowings	42,182	79	0.75%	17,023	42	0.99%
FHLB Long-term borrowings	7,572	69	3.65%	17,282	141	3.26%
FDIC Term Note	29,998	299	3.99%	29,996	299	3.99%
Subordinated Debentures	6,186	53	3.43%	6,186	53	3.43%
Total borrowings	132,778	569	1.71%	113,552	797	2.81%
Total interest-bearing deposits and borrowings	662,191	2,297	1.39%	530,873	3,078	2.32%
Noninterest-bearing liabilities:
Demand deposits	81,842			79,085
Other liabilities	19,607			8,059
Total liabilities	763,640			618,017
Shareholders' Equity	71,333			67,860
Total Liabilities and Shareholders' Equity:	$834,973			$685,877

Interest Spread(2)			3.34%			3.12%

Net Interest Margin(3)		$7,098	3.57%		$5,865	3.57%

(1) Loans placed on nonaccrual status are included in loan balances
(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Twelve Months Ended,
December 31, 2010

	December 31, 2010			December 31, 2009
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$107,685	$2,242	2.08%	$68,852	$3,038	4.41%
Loans held for sale	63,868	2,982	4.67%	65,780	3,361	5.11%
Loans(1)	475,726	29,709	6.24%	490,393	30,973	6.32%
Interest-bearing balances and federal funds sold	86,531	210	0.24%	64,128	154	0.24%
Total interest-earning assets	733,810	35,143	4.79%	689,153	37,526	5.45%
Noninterest-earning assets:
Cash and due from banks	10,927			6,748
Premises, land and equipment	8,655			8,991
Other assets	28,693			18,143
Less: allowance for loan losses	(9,485)			(8,065)
Total noninterest-earning assets	38,790			25,817
Total Assets	$772,600			$714,970

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$30,166	$183	0.61%	$27,224	$278	1.02%
Money market deposit accounts	132,761	1,345	1.01%	92,682	1,403	1.51%
Savings accounts	3,939	30	0.76%	4,470	60	1.34%
Time deposits	331,162	6,075	1.83%	316,823	8,827	2.79%
Total interest-bearing deposits	498,028	7,633	1.53%	441,199	10,568	2.40%
Borrowings:
FHLB Advances	11,413	429	3.76%	23,676	979	4.13%
Securities sold under agreements to repurchase and federal funds purchased	29,202	105	0.36%	23,460	115	0.49%
Other short-term borrowings	26,674	228	0.85%	17,640	167	0.95%
FHLB Long-term borrowings	9,239	312	3.38%	24,026	833	3.47%
FDIC Term Note	29,998	1,191	3.97%	26,627	1,068	4.01%
Subordinated Debentures	6,186	216	3.49%	6,186	238	3.85%
Total borrowings	112,712	2,481	2.20%	121,615	3,400	2.80%
Total interest-bearing deposits and borrowings	610,740	10,114	1.66%	562,814	13,968	2.48%
Noninterest-bearing liabilities:
Demand deposits	74,111			78,278
Other liabilities	17,922			9,824
Total liabilities	92,033			650,916
Shareholders' Equity	69,827			64,054
Total Liabilities and Shareholders' Equity:	$772,600			$714,970

Interest Spread(2)			3.13%			2.97%

Net Interest Margin(3)		$25,029	3.41%		$23,558	3.42%

(1) Loans placed on nonaccrual status are included in loan balances
(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:

Access National Corporation
Michael Clarke, 703-871-2100